SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported) December 10, 1997



                           IMAGE SOFTWARE, INC.
          (Exact Name of Registrant as Specified in its Charter)

        COLORADO               0-12535          84-0866294
(State of Incorporation)   (Commission File  (IRS Employer ID
                               Number)           Number)


                           6486 S. Quebec Street
                         Englewood, Colorado 80111
                 (Address of Principal Executive Offices)


                              (303) 694-9180
                      (Registrant's Telephone Number)



Item 4.  Changes in Registrant's Certifying Accountant

     On December 10, 1997, 1mage Software, Inc. (the "Company") informed its independent certified public accountants, Karsh & Co., P.C. ("Karsh") that it had been dismissed because Karsh had increased its fees over the amount paid in fiscal 1996. The decision was made by the Company's Audit Committee. Karsh had served as the Company's independent auditors since 1992.

     The reports of Karsh on the financial statements of the Company for each of the two fiscal years in the period ended December 31, 1996 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In the opinion of management of the Company, the financial statements contained in the Company's reports on Form 10-Q for the first, second and third quarters of 1997 appropriately reflect all business transactions and all adjustment necessary for a fair presentation of the financial position and the results of operations of the Company for the periods presented.

     During the Company's two most recent audited fiscal years (1995 and 1996) and the current unaudited interim year (1997), there were no "disagreements" (as that term is used in Item 304 of Regulation S-K) between Karsh and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     The Company has authorized Karsh to respond fully to the inquiries of the Company's successor accountant. Karsh has provided the Company with a letter addressed to the SEC, as required by Item 304(a)(3) of Regulation S-K, which is filed herewith. The Company has not yet selected a successor to Karsh but expects to do so in the near future.

ITEM 7  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

99   Letter from Karsh & Co., P.C. to the Securities and Exchange
Commission

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   1MAGE SOFTWARE, INC.



Date:  December 17, 1997           By:/s/David R. DeYoung
                                      David R. DeYoung, President


                               EXHIBIT INDEX


EXHIBIT                            METHOD OF FILING
-------                            ----------------

99   Letter from Karsh & Co.,
     P.C. to the Securities
     and Exchange Commission       Filed herewith electronically